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                                                                   EXHIBIT 10.27

                             [LETTERHEAD OF ORACLE]


Network Computer, Inc
1000 Bridge Parkway,
Redwood Shores,
California,
CA 94065,
U.S.A.

Dear Sirs,

We agree to grant you a licence to use between the hours (the "authorised hours") of 8 a.m. and 7 p.m. on Mondays to Fridays inclusive (public holidays excepted) that area of The Helicon, One South Place, London EC2A 1SA details of which are set out in The Schedule hereto (the "Area") with such access thereto as may be reasonably necessary subject to the following terms and conditions:

1. The licence will operate between the 1st day of November 1998 and the 31st day of October 1999, and may be extended until 31st October 2000, subject to your giving us written notice not less than two weeks prior to 31st October 1999 for an area within One South Place of equivalent size to the Area on the same terms as this licence generally, and at the quarterly rate specified in paragraph 3.

2. The Area is to be used solely as offices in connection with your business for the marketing and sale of network computers and you are not to use the same for residential or sleeping purposes. We exclude any terms as to soundness of construction or fitness for purpose relating to the Area or anything attached to or contained in the same which may otherwise be implied by law. Notwithstanding the foregoing we shall maintain our accommodation within One South Place in accordance with our normal procedures.

3. The charge for the use of the Area will be at the rate of (pound)30,000 per annum (exclusive of Value Added Tax) payable by equal payments in advance each of (pound)7,500, the first such payment being made on the signing hereof Quarter commencing on 1st November 1998. The charge is inclusive of water and sewerage rates, uniform business rate, heating, electricity, security, office cleaning, building maintenance, use of office furniture, use of facsimile equipment and telephone handsets, use of the office equipment, use of vending machines and photocopiers, and inclusive of telephone and facsimile charges during the currency of this licence.

4. If the charge is not paid within 14 days of the due date, we shall be entitled to terminate this licence upon 10 days written notice to you and/or require you to

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                                                                          ORACLE

      pay interest on the unpaid charge from the due date at the rate of 3% above Barclays Bank Plc base rate per annum.

5. You and your authorised representatives will have access to the Area during the authorised hours only. You will be provided with four electro-magnetic passes for gaining access to the Area during the authorised hours. All electro-magnetic passes must be returned to us on termination of this licence howsoever occurring.

6. You will have the right to use the toilet facilities in the premises belonging to us and the sixth floor reception area, lifts, fire escapes, staircases and passageways leading to, from and between the Area.

7. We are making available for your use the furniture now in the Area which you must leave on vacation of the Area in as good condition as it now is, fair wear and tear excepted.

8. You will not erect any further partitioning or other structures, install any fixed plant or equipment or carry out any alterations to the Area without our written permission. If such erection, installation or alteration is permitted and carried out, you will at our request upon the termination of the licence restore the Area to its present state and make good any damage caused thereby. All moveable plant and equipment used by you in the Area and belonging to you shall be removed at your expense upon termination of this licence or such will become our property free of charge if not so removed.

9. You will maintain normal good housekeeping in the Area at all times. You will be responsible for all loss or damage within the Area and within other parts of the premises belonging to us caused by you, your servants and agents other than by fair wear and tear.

10. You will be responsible for the contents of the Area (including any permitted erections, installations and alterations). You agree to hold harmless and indemnify us, our employees and agents from all claims arising in respect of loss or damage to the contents of the Area from whatsoever cause other than our negligence or wrongful misconduct.

11. Your employees, visitors and your contractors and sub-contractors will observe all regulations notified to you relating to security, access, fire and safety precautions, and any other reasonable on site working conditions imposed by ourselves.

12. You will comply in your use of the area with the provisions of all statutes and regulations for the time being and from time to time in force, and the requirements of any competent authority relating to the Area or its fixtures and fittings, machinery or other contents or persons employed or activities carried on thereon but will not be required to make any alterations, additions or improvements to the Area to bring it into compliance with such statutes and regulations, which steps will be taken by us at our sole cost.


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                                                                          ORACLE

13. You will not cause any nuisance or annoyance to us or to any adjoining owners or occupiers.

14. We will undertake free of charge normal office cleaning of the Area in accordance with our standard arrangements which apply on the premises, and will dispose of all reasonable quantities of refuse left in the appropriate receptacles in the Area.

15. We shall be entitled to terminate this licence upon 14 days written notice if our landlord so requires us to do, or if all or any requirements of this licence are not complied with and if capable of remedy, are not so remedied within 14 days of written notice of such non-compliance being sent by us to you. However, this licence may not be terminated by us for any other reason.

16. We will be relieved of liabilities to provide facilities including without prejudice to the generality of the foregoing the supply of electricity, lighting, heating, ventilation and telephone services whenever and for so long as the use of the Area or the building in which the Area is situate is prevented as a consequence of fire, explosion, water, aircraft, riot, civil commotion, malicious damage, machinery breakdown or any other circumstance beyond our control. Further, we will not be liable for any temporary breakdown or interruption of facilities, although we shall take all reasonable steps to have such facilities restored as soon as reasonably practicable.

17. This licence and the privileges granted thereby is personal to your Company.

18. You will allow us or any person authorised by us to enter the Area at any reasonable time upon our Facility Manager giving you reasonable notice for the purpose of ascertaining whether the terms of this licence have been complied with or for the purpose of viewing and examining the state and condition of the Area subject to your reasonable security requirements. Any person entering your Area shall make themselves known to your management in that part of the Area being inspected.

19. Notwithstanding the provisions of paragraph 17 we or our landlord shall have a right of access to and passage through your Area on the first floor for the purpose of using those parts of the first floor not forming part of the Area or for the purpose of carrying out any work of whatsoever nature to any of the risers, smoke vents or other utilities serving the building. In times of emergency we and other occupiers of One South Place shall also have a right of access to and passage through any parts of the Area for the purpose of using fire escapes.

20. On the termination of this licence, you will vacate the Area, removing all equipment, files, books and records which belong to you.

21. This licence shall not operate as a demise or create any leasehold interest or tenancy of the Area but shall confer upon you only a right to enter thereon for the purpose of exercising this licence and any privileges hereby granted.


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                                                                          ORACLE

                                  THE SCHEDULE

The Area comprises part of the first floor (being 1065 sq ft or thereabouts) within the building known as The Helicon, One South Place, London EC2A 1SA

Yours faithfully,


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for and on behalf of
Oracle Corporation UK Limited


We accept the terms outlined above


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Director for and on behalf of
Network Computer, Inc
this ____ day of December 1998.


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